UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007 (December 12, 2007)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Effective December 12, 2007, Herbert I. Goodman resigned from his position as a director of Genesis Energy, Inc. (“Genesis”), the general partner of Genesis Energy, L.P. (“GEL”). Mr. Goodman had served as a director of Genesis since 1997. Mr. Goodman served on the compensation and audit committees of the board of directors of Genesis.

At Genesis’ board meeting on Tuesday, December 11, 2007, the board discussed the possibility of identifying a new member, who ultimately would replace Mr. Goodman as an independent director, in an effort to address ordinary course succession considerations and to satisfy the boards on-going objective to continue to enhance the quality of the board, which includes providing continuing education to existing directors and adding new directors from time to time who have desirable qualifications. Mr. Goodman indicated in his resignation letter, which is attached as Exhibit 17.1, that he preferred to resign effective immediately. Mr. Goodman did not resign because of a disagreement. A copy of the press release relating to Mr. Goodman’s resignation is attached as Exhibit 99.1.

Genesis is continuing its search for a replacement director and expects that it will appoint a replacement director in due course. We have advised the American Stock Exchange (the “AMEX”), which lists our common units, of these events. Although this circumstance causes us to no longer be in compliance with the AMEX’s continuing listing standards, it is our understanding that the AMEX will allow us a reasonable period of time to appoint a new independent director, during which time we will not have any risk of being delisted due to Mr. Goodman’s resignation. A more detailed discussion of our communications with the AMEX is provided below.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)	GEL common units are quoted on the AMEX under the symbol “GEL”. In order for GEL’s common units to continue to be quoted on the AMEX, GEL must satisfy various continued listing standards as set forth in Part 10 of the AMEX Company Guide (the “AMEX Guide”).

On December 13, 2007, GEL notified AMEX that, as a result of the resignation of one of Genesis’ independent directors and audit committee members, GEL was aware that it was no longer in compliance with certain of the AMEX’s continued listing standards. Specifically, GEL is not in compliance with Section 121(B)(2)(a) of the AMEX Guide regarding maintaining an Audit Committee of at least three members. The AMEX advised us that we will receive a formal written notice of such non-compliance soon. It is our understanding that the AMEX will allow us a reasonable period of time to appoint a new independent director, during which time we will not have any risk of being delisted due to Mr. Goodman’s resignation.

As indicated above, Genesis is continuing its search for a replacement independent director to serve on the Board of Directors and Audit Committee as soon as practical and expects to be able to identify and appoint a replacement director within the period allowed by the AMEX.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

17.1.	Resignation Letter, dated December 12, 2007, from Herbert I. Goodman

99.1	Press Release dated December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership) By: GENESIS ENERGY, INC., as General Partner

Date: December 17, 2007	By:	/s/ Ross A. Benavides
Ross A. Benavides
Chief Financial Officer

3